Exhibit 2.3

Supplemental Indenture dated as of December 17, 2013

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 17, 2013, among InterXion Sverige AB (the “Guaranteeing Entity”), InterXion Holding N.V. (the “Issuer”), the Guarantors and The Bank of New York Mellon, London Branch, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 3, 2013 providing for the issuance of 6.00% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Article Nine of the Indenture, the Trustee is authorized and is hereby directed to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Ten thereof. Such guarantee includes the limitations set out in Article Ten and may include limitations to the extent a similar guarantee is also made to holders of other Indebtedness and such guarantee includes such limitations.

3.	NO RECOURSE AGAINST OTHERS. No director, member of any supervisory or management board, shareholders’ committee, officer, employee, incorporator, or shareholder of the Guaranteeing Entity, as such, shall have any liability for any obligations of the Issuer or any of its Subsidiaries or any parent of the Issuer under the Notes, the Intercreditor Agreement, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4.	GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.	THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

8.	The Guarantee or any other guarantee by the Guaranteeing Entity under this Supplemental Indenture or the Indenture in respect of obligations owed by parties other than itself and its wholly-owned subsidiaries (as defined in the Swedish Companies Act (Aktiebolagslagen)) shall be limited if (and only if) and to the extent required by an application of the provisions of the Swedish Companies Act regulating distribution of assets (including profits and dividends and any other form of transfer of value (värdeöverföring) within the meaning of the Swedish Companies Act) provided that all steps open to the Guaranteeing Entity and all its shareholders to authorise its obligations under this Supplemental Indenture or the Indenture have been taken. It is agreed that the Guarantee or any other guarantee only applies to the maximum extent permitted by the above mentioned provisions of the Swedish Companies Act.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 17, 2013

InterXion Sverige AB

By:
Name:
Title:
InterXion Holding N.V.
By:
Name:
Title:
InterXion Belgium N.V.
By:
Name:
Title:
InterXion Danmark ApS
By:
Name:
Title:
InterXion Carrier Hotel Limited
By:
Name:
Title:
InterXion Datacenters B.V.
By:
Name:
Title:
InterXion Deutschland GmbH
By:
Name:
Title:
InterXion España S.A.
By:
Name:
Title:
InterXion France SAS
By:
Name:
Title:
By:
Name:
Title:
InterXion HeadQuarters B.V.
By:
Name:
Title:
Given under the common seal of
InterXion Ireland Limited

Director

Director / Secretary

InterXion Nederland B.V.
By:
Name:
Title:
InterXion Operational B.V.
By:
Name:
Title:

The Bank of New York Mellon, London Branch as Trustee

By:
Name:
Title: